Exhibit 99.1
Lyft Reports Record Q2 2025 Financial Results

Partnering with United Airlines
Accelerating growth in Q3
On track to deliver long-term targets

SAN FRANCISCO, CA, August 6, 2025 - Lyft, Inc. (Nasdaq: LYFT) today announced record financial results for the second quarter ended June 30, 2025.

“We delivered off-the-charts performance, resulting in our strongest quarter ever,” said Lyft CEO David Risher. “Our marketplace is thriving, our TAM is expanding with the close of Freenow, and we are building meaningful partnerships, including with Baidu and United Airlines. We're proving that Lyft isn’t just another rideshare option – it’s the better choice.”
“Q2 was another quarter of strong execution with all-time record Rides, Gross Bookings, and cash flow generation. These results showcase our commitment to operational excellence and customer obsession,” said CFO Erin Brewer. “With market expansion and our strategic partnerships, we’re ready to accelerate growth and deliver on our long-term targets.”

Second Quarter 2025 Financial Highlights
•Record Gross Bookings of $4.5 billion, up 12% year over year.
•Revenue of $1.6 billion, up 11% year over year.
•Net income of $40.3 million compared to $5.0 million in Q2'24.
◦Net income as a percentage of Gross Bookings was 0.9% compared to 0.1% in Q2'24.
•Record Adjusted EBITDA of $129.4 million up 26% year over year compared to $102.9 million in Q2'24.
◦Adjusted EBITDA margin as a percentage of Gross Bookings was 2.9% compared to 2.6% in Q2'24.
•Net cash provided by operating activities of $343.7 million compared to $276.2 million in Q2'24.
◦For the trailing twelve months, net cash provided by operating activities was $1.0 billion.
•Record free cash flow of $329.4 million compared to $256.4 million in Q2'24.
◦For the trailing twelve months, free cash flow was $993.0 million.
•Repurchased 12.8 million shares for $200 million in Q2'25 via our share repurchase program.
Second Quarter 2025 Operational Highlights
•Announced upcoming partnerships with Baidu, BENTELER Mobility, and United Airlines while strengthening our existing partnerships with Alaska Airlines, Chase, and DoorDash.
•Rides grew 14% year over year to 234.8 million, an all-time high and the ninth consecutive quarter of double-digit growth year over year.
•Active Riders grew 10% year over year to 26.1 million, an all-time high.
•Dual-app driver preference for Lyft continues to increase, now 29 percentage points, up from 6 percentage points a year ago.
•Lyft Silver is exceeding expectations, with nearly 1 in 5 activations coming from new users and a strong retention rate of nearly 80%.
•We strengthened our offer to business travelers. Riders with linked business accounts now automatically earn Lyft Cash and travel partner points on eligible rides. This high-value cohort is approximately four times more likely to choose premium ride modes.

Third Quarter 2025 Outlook
Our acquisition of Freenow closed on July 31, so Q3 will include two months of combined company results.
•Rides growth in the mid-teens year over year driven by industry-leading service levels and strong rider and driver engagement.
•Gross Bookings of approximately $4.65 billion to $4.80 billion, up approximately 13% to 17% year over year.
•Adjusted EBITDA of approximately $125 million to $145 million and an Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) of approximately 2.7% to 3.0%.
We have not provided the forward-looking GAAP equivalent to our non-GAAP outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and income tax. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.
Financial and Operational Results

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(in millions, except for percentages)
Active Riders	26.1	24.2	23.7
Rides	234.8	218.4	205.3
Gross Bookings	$4,490.1	$4,162.4	$4,018.9
Revenue	$1,588.2	$1,450.2	$1,435.8
Net income	$40.3	$2.6	$5.0
Net income as a percentage of Gross Bookings	0.9%	0.1%	0.1%
Net cash provided by operating activities	$343.7	$287.2	$276.2
Adjusted EBITDA	$129.4	$106.5	$102.9
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)	2.9%	2.6%	2.6%
Free cash flow	$329.4	$280.7	$256.4
Note: Information on our key metrics and non-GAAP financial measures is also available on our Investor Relations page.
Definitions of Key Metrics
Active Riders
The number of Active Riders is a key indicator of the scale of Lyft’s user community. Lyft defines Active Riders as all unique riders who have taken at least one ride during the quarter. If a ride is requested by another organization or person for the benefit of a rider, that rider is only included in the calculation of Active Riders if the ride is accessible in the rider’s Lyft app.
In the first quarter of 2025, Lyft updated the definition of Active Riders to simplify the definition and better align the metric with future scaling of the business. Additionally, unique riders were previously identified by phone number and are now identified through a unique internal identifier. The change was adopted prospectively and periods prior to the first quarter of 2025 were not changed as the impact was not material.
Rides
Rides represent the level of usage of our multimodal platform. Lyft defines Rides as the total number of rides including rideshare and bike and scooter rides completed using our multimodal platform that contribute to our revenue. These include any Rides taken through our Lyft app. If multiple riders take a private rideshare ride, including situations where one party picks up another party on the way to a destination, or splits the bill, we count this as a single rideshare ride. Each unique segment of a Shared Ride is considered a single Ride. For example, if two riders successfully match in Shared Ride mode and both complete their Rides, we count this as two Rides. We have largely shifted away from Shared Rides, and now only offer

Shared Rides in limited markets. Lyft includes all Rides taken by riders via our Concierge offering, even though such riders may be excluded from the definition of Active Riders unless the ride is accessible in that rider’s Lyft app.
Gross Bookings
Gross Bookings is a key indicator of the scale and impact of our overall platform. Lyft defines Gross Bookings as the total dollar value of transactions invoiced to rideshare riders including any applicable taxes, tolls and fees excluding tips to drivers. It also includes amounts invoiced for other offerings, including but not limited to: Express Drive vehicle rentals, bike and scooter rentals, and amounts recognized for subscriptions, bike and bike station hardware and software sales, media, sponsorships, partnerships, and licensing and data access agreements.
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period. For the definition of Adjusted EBITDA, refer to “Non-GAAP Financial Measures”.
Webcast
Lyft will host a webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these financial results and business highlights. Supplemental materials, including management’s prepared remarks, will be available on the Company’s Investor Relations page in advance of the call. To listen to a live audio webcast, please visit our Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on our Investor Relations page shortly after the call.
About Lyft

Whether it’s an everyday commute or a journey that changes everything, Lyft is driven by our purpose: to serve and connect. Founded in 2012, Lyft has grown into a global mobility platform offering a mix of rideshare, taxis, private hire vehicles, car sharing, bikes, and scooters across 4 continents and nearly 1,000 cities. Millions of drivers have chosen to earn on billions of rides - helping to create a more connected world, with transportation options for everyone.
Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its X accounts (@lyft and @davidrisher), its Chief Executive Officer’s LinkedIn account (linkedin.com/in/jdavidrisher) and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s guidance and outlook, including expectations for the third quarter of 2025, and the trends and assumptions underlying such guidance and outlook, Lyft's expectations regarding its share repurchase program, including the timing of repurchases thereunder, Lyft’s plans and expectations regarding its new and existing strategic partnerships and the benefits such partnerships will provide, and Lyft's expectations regarding its acquisition of Freenow and its anticipated impact on Lyft's total addressable market, international operations and financial results, and risks related to the integration and operation of Freenow. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding our ability to forecast our performance due to our limited operating history and the macroeconomic environment and the risk that our partnerships may not materialize as expected. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law. This press release discusses "customers." For rideshare, there are two customers in every car - the driver is Lyft's customer, and the rider is the driver's customer. We care about both.
Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) and free cash flow. Lyft defines Adjusted EBITDA as net income (loss) adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, as well as, if applicable, sublease income and gain from lease termination, restructuring charges and costs related to acquisitions, divestitures and other corporate matters. Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period and is considered a key metric. Lyft defines free cash flow as GAAP net cash provided by (used in) operating activities less purchases of property and equipment and scooter fleet.
Lyft subleases certain office space and earns sublease income. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.
Lyft excludes certain costs related to acquisitions including due diligence costs, professional fees in connection with an acquisition, certain financing costs, and certain integration-related expenses. These expenses are unpredictable, and depend on factors that may be outside of our control and are not reflective of our ongoing core operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of costs related to acquisitions, may not be indicative of such future costs. We believe excluding costs related to acquisitions, divestitures and other corporate matters facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.
Lyft uses its non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. Free cash flow is a measure used by our management to understand and evaluate our operating performance and trends. We believe free cash flow is a useful indicator of liquidity that provides our management with information about our ability to generate or use cash to enhance the strength of our balance sheet, further invest in our business and pursue potential strategic initiatives. Free cash flow has certain limitations, including that it does not reflect our future contractual commitments and it does not represent the total increase or decrease in our cash balance for a given period. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.
Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Aurélien Nolf, Investor Relations	Stephanie Rice, Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for per share data)
(unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$913,845	$759,319
Short-term investments	878,319	1,225,124
Prepaid expenses and other current assets	965,418	966,090
Total current assets	2,757,582	2,950,533
Restricted cash and cash equivalents	461,267	186,721
Restricted investments	1,253,399	1,355,451
Other investments	43,343	42,516
Property and equipment, net	401,204	444,864
Operating lease right of use assets	142,788	148,397
Intangible assets, net	37,986	42,776
Goodwill	255,548	251,376
Other assets	16,250	12,435
Total assets	$5,369,367	$5,435,069
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$104,450	$97,704
Insurance reserves	1,947,865	1,701,393
Accrued and other current liabilities	1,839,940	1,666,278
Operating lease liabilities, current	24,482	25,192
Convertible senior notes, current	—	390,175
Total current liabilities	3,916,737	3,880,742
Operating lease liabilities	142,854	152,074
Long-term debt, net of current portion	526,532	565,968
Other liabilities	50,568	69,269
Total liabilities	4,636,691	4,668,053
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000 shares authorized as of June 30, 2025 and December 31, 2024; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.00001 par value; 18,000,000 Class A shares authorized as of June 30, 2025 and December 31, 2024; 402,575 and 409,474 Class A shares issued and outstanding, as of June 30, 2025 and December 31, 2024, respectively; 100,000 Class B shares authorized as of June 30, 2025 and December 31, 2024; 8,531 and 8,531 Class B shares issued and outstanding, as of June 30, 2025 and December 31, 2024	4	4
Additional paid-in capital	10,954,946	11,035,246
Accumulated other comprehensive loss	(7,024)	(10,103)
Accumulated deficit	(10,215,250)	(10,258,131)
Total stockholders’ equity	732,676	767,016
Total liabilities and stockholders’ equity	$5,369,367	$5,435,069

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue	$1,588,183	$1,435,846	$3,038,355	$2,713,047
Costs and expenses
Cost of revenue	935,734	819,518	1,798,608	1,574,880
Operations and support	117,433	115,734	223,768	218,776
Research and development	109,325	98,807	221,820	198,830
Sales and marketing	190,922	176,370	372,939	321,842
General and administrative	232,339	252,643	447,639	488,896
Total costs and expenses	1,585,753	1,463,072	3,064,774	2,803,224
Income (loss) from operations	2,430	(27,226)	(26,419)	(90,177)
Interest expense	(5,032)	(7,852)	(11,182)	(14,900)
Other income, net	46,989	41,943	87,906	83,000
Income (loss) before income taxes	44,387	6,865	50,305	(22,077)
Provision for income taxes	4,073	1,851	7,424	4,444
Net income (loss)	$40,314	$5,014	$42,881	$(26,521)
Net income (loss) per share attributable to common stockholders
Basic	$0.10	$0.01	$0.10	$(0.07)
Diluted	$0.10	$0.01	$0.10	$(0.07)
Weighted-average number of shares outstanding used to compute net income (loss) per share attributable to common stockholders
Basic	417,242	406,512	418,793	404,033
Diluted	422,953	411,969	424,137	404,033
Stock-based compensation included in costs and expenses:
Cost of revenue	$5,484	$5,759	$12,939	$11,775
Operations and support	2,471	1,895	5,123	3,989
Research and development	33,894	27,340	72,157	57,172
Sales and marketing	4,254	4,231	9,329	8,435
General and administrative	35,999	46,513	75,712	84,465

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$42,881	$(26,521)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	64,202	70,071
Stock-based compensation	175,260	165,837
Amortization of premium on marketable securities	61	157
Accretion of discount on marketable securities	(37,673)	(43,319)
Amortization of debt discount and issuance costs	1,689	1,755
Loss (gain) on sale and disposal of assets, net	2,372	(4,514)
Other	(6,504)	1,185
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	195	12,146
Operating lease right-of-use assets	11,253	13,124
Accounts payable	7,173	39,854
Insurance reserves	246,472	151,709
Accrued and other liabilities	139,140	75,047
Lease liabilities	(15,559)	(24,152)
Net cash provided by operating activities	630,962	432,379
Cash flows from investing activities
Purchases of marketable securities	(1,594,199)	(2,102,390)
Purchases of term deposits	—	(2,194)
Proceeds from sales of marketable securities	209,395	91,712
Proceeds from maturities of marketable securities	1,868,470	1,693,080
Proceeds from maturities of term deposits	2,194	3,539
Purchases of property and equipment and scooter fleet	(20,786)	(48,905)
Sales of property and equipment	31,188	46,888
Other investing activities	—	1,113
Net cash provided by (used in) investing activities	496,262	(317,157)
Cash flows from financing activities
Repayment of loans	(33,174)	(40,985)
Payment for settlement of convertible senior notes due 2025	(390,719)	(350,000)
Proceeds from issuance of convertible senior notes due 2029	—	460,000
Payment of debt issuance costs	—	(11,888)
Purchase of capped call	—	(47,886)
Repurchase of Class A common stock	(200,000)	(50,000)
Proceeds from exercise of stock options and other common stock issuances	7,304	6,403
Taxes paid related to net share settlement of equity awards	(61,495)	(8,898)
Principal payments on finance lease obligations	(20,933)	(23,629)
Other financing activities	(255)	—
Net cash used in financing activities	(699,272)	(66,883)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	1,120	(501)
Net increase in cash, cash equivalents and restricted cash and cash equivalents	429,072	47,838
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	946,040	771,786
End of period	$1,375,112	$819,624

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$913,845	$604,357
Restricted cash and cash equivalents	461,267	213,903
Restricted cash, included in prepaid expenses and other current assets	—	1,364
Total cash, cash equivalents and restricted cash and cash equivalents	$1,375,112	$819,624
Non-cash investing and financing activities
Financed vehicles acquired	$21,962	$84,418
Purchases of property and equipment and scooter fleet not yet settled	10,178	12,195
Right-of-use assets acquired under finance leases	3,655	32,775
Right-of-use assets acquired under operating leases	2,754	3,407
Remeasurement of finance and operating lease right of use assets	(2,593)	(7,600)
Repurchase of Class A common stock, including excise tax, accrued and not yet paid	1,113	—

Lyft, Inc.
GAAP to Non-GAAP Reconciliations
(in millions, except for percentages)
(unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Adjusted EBITDA
Net income	$40.3	$2.6	$5.0
Adjusted to exclude the following:
Interest expense(1)	6.2	7.5	9.4
Other income, net	(47.0)	(40.9)	(41.9)
Provision for income taxes	4.1	3.4	1.9
Depreciation and amortization	30.6	33.6	37.7
Stock-based compensation	82.1	93.2	85.7
Payroll tax expense related to stock-based compensation	3.9	4.0	4.2
Sublease income	0.1	0.1	1.0
Costs related to acquisitions, divestitures and other corporate matters(2)	9.1	3.2	—
Adjusted EBITDA	$129.4	$106.5	$102.9
Gross Bookings	$4,490.1	$4,162.4	$4,018.9
Net income as a percentage of Gross Bookings	0.9%	0.1%	0.1%
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)	2.9%	2.6%	2.6%
_______________
(1) Includes $1.2 million, $1.3 million and $1.5 million related to the interest component of vehicle related finance leases in the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(2) Includes certain acquisition-related costs which consist of due diligence costs, professional fees, certain financing costs, as well as certain integration-related expenses. These expenses are unpredictable, and depend on factors that may be outside of our control and are not reflective of our ongoing core operations. We believe excluding costs related to acquisitions, divestitures and other corporate matters facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Trailing Twelve Months Ended	Three Months Ended
	June 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Free cash flow
Net cash provided by operating activities	$1,048.3	$343.7	$287.2	$153.4	$264.0	$276.2
Less: purchases of property and equipment and scooter fleet	(55.4)	(14.3)	(6.5)	(13.4)	(21.2)	(19.8)
Free cash flow	$993.0	$329.4	$280.7	$140.0	$242.8	$256.4
_______________
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.